Deutsche Floorplan Receivables, L.P.
Distribution Financial Services Floorplan Master Trust
Compliance/Statistical Reporting
For the Period Ending                 10/31/2000

Calculation Of Pool Balance
 1 Total "Office" Receivables                            4,380,390,089
 2 Less Ineligible Receivables:
 3 SAU/NSF 0-30 in excess of
   .75% of Trust Receivables                                         0
 4 NSF 30+                                                    (241,879)
 5 SAU 30+                                                  (8,498,163)
 6 Total Pool Receivables                                4,371,650,047
 7 Discount Factor                                         0.50%
 8 End of month Pool Balance                             4,349,791,797

Total Trust Receivables-Delinquency
 9 NSF 0-30                                                    368,975
10 SAU 0-30                                                 25,220,956
11 Total                                                    25,589,931
12 Trust Receivables                                     4,380,390,089
13 .75 % of Trust Receivables                              0.75%
14 Total                                                    32,852,926
15 Amount in Excess                                                  0

16 NSF 30+                                                     241,879
17 SAU 30+                                                   8,498,163
                                                             8,740,042

Overconcentrations
18 End of month Pool Balance                             4,349,791,797
                                                           Limits           Actual        Excess
19 A/R Receivables                          20%            869,958,359       90,682,979         0

20 Asset Based Receivables                  20%            869,958,359      356,533,416         0

21 Dealer concentration 1999-1 top 15       3%             130,493,754       97,939,631         0

22 Dealer concentration 1999-1 Other        2%              86,995,836       23,224,520         0

23 Manufacturer Concentration               15%            652,468,770      253,298,172         0

24 Product Line Concentration:

25 CE & Appl                                25%          1,087,447,949       25,303,640         0

26 MIS                                      40%          1,739,916,719      587,676,087         0

27 Motorcycle                               25%          1,087,447,949      295,776,059         0

28 Marine                                   25%          1,087,447,949      762,939,828         0

29 Manufacturered Home                      25%          1,087,447,949      460,532,759         0

30 RV                                       25%          1,087,447,949      736,524,425         0

31 Music                                    25%          1,087,447,949      147,646,551         0

32 Industrial Equipment                     25%          1,087,447,949      562,727,848         0

33 A/R                                      25%          1,087,447,949      447,216,395         0

34 Snowmobiles                              25%          1,087,447,949      194,100,431         0

35 Other                                    25%          1,087,447,949      159,946,066         0

36 Delayed Funding Receivables                                              353,578,573

                                        08/31/2000       09/30/2000       10/31/2000     Average
37 Charge Offs to Receivables
   (Annualized)                            0.16%           0.63%             0.40%        0.39%
38 Payment Rate                           36.96%           34.08%           35.39%        35.48%

Net Receivable Rate - Current Month
39 Interest                                9.03%
40 Discount                                2.12%
41 Total                                  11.15%
42 Less Servicing                         -2.00%
43 Remaining                               9.15%